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                                                                     EXHIBIT 4.4


           SMITH INTERNATIONAL, INC. STOCK PLAN FOR OUTSIDE DIRECTORS


I.       PURPOSES

         The purpose of the Smith International, Inc. Stock Plan for Outside Directors (the "Plan") are (i) to provide additional incentive for securing and retaining qualified non-employee person to serve on the Board of Directors of the Company and (ii) to enhance the future growth of the Company by furthering the Outside Directors' identification with the interests of the Company and its shareholders.

II.      DEFINITIONS

         (a) In this Plan, except where the context otherwise indicates, the following definitions apply:

              (1) "Award Date" means a date each year during the term of this Plan which shall be determined by the Company(2).

              (2) "Board" means the Board of Directors of the Company.

              (3) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

              (4) "Common Stock" means the common stock, $1.00 par value, of the Company.

              (5) "Company" means Smith International, Inc.

              (6) "Effective Date" means April 28, 1992.

              (7) "Outside Director" means a person who as of any applicable date is a member of the Board of Directors of the Company, is not an officer of the Company or any subsidiary of the Company, and is not a full-time employee of the Company or any of its subsidiaries.

              (8) "Participant" means an Outside Director who is eligible to receive Common Stock granted hereunder.

              (9) "Service Year" means each period of one year during the term of this Plan that commences on the date after an Award Date and ends on the next succeeding Award Date.

              (10) "Share" means a share of Common Stock that has been previously (i) authorized but unissued, or (ii) issued and reacquired by the Company.

              (11) "Termination of Directorship" means the date upon which any Participant ceases to be a Director for any reason whatsoever. The effective date of such Termination of Directorship shall be the actual date of such termination (by death, disability, retirement, resignation, non-election or otherwise).

III.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Article VI of the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 40,000(1).


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2  Clause II. (a)(1) - Amendment No. 2 dated 5/1/98
1 Clause III - Amendment No. 1 (shares increased from 20,000 to 40,000) dated 4/22/98


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IV.      ELIGIBILITY

         Awards of Common Stock under this Plan may be granted only to individuals who are Outside Directors.

V.       STOCK AWARD

         Each Outside Director shall receive an award of 200 shares of Common Stock on each Award Date with respect to service rendered through the respective Award Date, up to a maximum of 1,000 shares. Such shares shall be authorized but unissued shares or shares of Common Stock previously issued by the Company that have been purchased by or on behalf of the Company in open market transactions or otherwise, or that have otherwise been acquired by the Company. Certificates representing the shares of Common Stock awarded hereunder shall be delivered to the Outside Director within thirty (30) days after each respective Award Date. The provisions of this Section may not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder.

VI.      ADJUSTMENT

         If as a result of recapitalization (or other adjustment in the stated capital of the Company), or as a result of a stock split, merger, consolidation, or other reorganization, the Common Stock of the Company is increased, reduced, or otherwise changed, the number of shares available to be awarded hereunder in the aggregate and on each Award Date, shall be appropriately adjusted.

VII.     TERMINATION OF DIRECTORSHIP

         If Termination of Directorship occurs as to an Outside Director prior to the expiration of a Service Year, such Outside Director shall be entitled to receive such number of Shares of Common Stock as equal the nearest whole number of Shares obtained by multiplying 200 by a fraction, the numerator of which is the number of days of such Service Year up to and including the date of the Termination of Directorship and the denominator of which is the number of days in such Service Year. Such shares shall be delivered to such Outside Director within thirty (30) days following the date of Termination of Directorship.

VIII.    RESTRICTION ON RESALE

         Shares delivered to Participants under the Plan shall be subject to such restrictions on transferability and disposition as shall be required by Rule 16b-3 of the Securities Exchange Act of 1934 ("Exchange Act") or any successor rule. Each Participant shall not sell or transfer any shares awarded or any shares or other securities issued on account of the shares awarded for at least six (6) months after acquisition except as permitted under the provisions of the Exchange Act or Rule 16b-3 promulgated thereunder.


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IX.      APPROVAL; EFFECTIVE DATE

         The Plan shall become effective on April 28, 1992, subject to the approval of holders of at least a majority of the shares of voting stock present in person or by proxy and represented at the Company's 1992 Annual Meeting of Stockholders and receipt of any necessary governmental approvals.

X.       TERM

         This Plan shall commence upon the Effective Date, and unless sooner terminated in accordance with the terms thereof, shall terminate on April 22, 2008(3).

XI.      REQUIREMENTS OF LAWS

         The Company shall not be required to issue any shares thereunder if the issuance of such shares shall constitute or result in a volition by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, the Company shall not be required to issue such shares unless the Company has received evidence satisfactory to it to the effect that the holder of such Shares will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Company shall be final, binding and conclusive. The Company may, but shall in no event be obligated to register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant hereto to comply with any law or regulation of any government authority.

XII.     RESTRICTION ON TRANSFERS

         Rights of Participants to receive Shares hereunder are not assignable or transferable, except by will or by the laws of descent and distribution. Such rights are not subject, in whole or in part, to attachment, execution or levy of any kind. Upon the death of a Participant, Shares awarded as set forth in
Section V shall be delivered to such person as is determined by the Participant by will or by the laws of descent and distribution.

XIII.    AMENDMENT

         Subject to Section V hereof, the Board of Directors may modify, revise, terminate this Plan at any time and from time to time; provided, however, that any such amendment to the Plan that would require the vote or approval of a specified percentage of the Company's shareholders in order to assure that the Plan complies with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto, shall only be made upon obtaining such required shareholder vote, or taking such other action in connection with such amendment as the Board of Directors deems advisable to operate the Plan in accordance with Rule 16b-3 or such successor or similar rule; provided further that such action shall not adversely affect any Participant's rights under the Plan related to Services rendered prior to such action.

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3  Clause X - Amendment No. 2, dated 5/1/98